Exhibit 99.1

This presentation includes forward - looking statements within the meaning of the “Safe - Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward - looking statements and we undertake no obligation to update any such statements. In our quarterly materials we make forward - looking statements about the integration of the merger of Cornerstone Bancshares, Inc. and Legacy SmartFinancial , Inc. and systems conversions; timing and amount of merger - related synergies arid merger - related expenses; planned investments and initiatives; loan and deposit growth; mortgage production; credit quality; balance sheet mix; and use of capital. Specific risks that could cause results to differ from these forward looking statements are our ability to promptly and effectively integrate the businesses of Cornerstone and SmartFinancial and achieve the synergies and earnings accretion contemplated by the merger. Additional risks that could cause results to differ from forward - looking statements we make are set forth in our filings with the SEC and include, without limitation: the possibility that our asset quality would decline or that we experience greater loan losses than anticipated; increased levels of other real estate, primarily as a result of foreclosures; the impact of liquidity needs on our results of operations and financial condition; competition from financial institutions and other financial service providers; economic conditions in the local markets where we operate; our ability to successfully integrate the operations of Cornerstone Community Bank with SmartBank and realize all of the anticipated benefits of the merger; the impact of our Series B Preferred Stock on net income available to holders of our Common Stock and earnings per common share; the impact of negative developments in the financial industry and U.S. and global capital and credit markets; the impact of recently enacted legislation on our business; the relatively greater credit risk of commercial real estate loans and construction and land development loans in our loan portfolio; adverse impact on operations and financial condition of changes in interest rates; the impact of recently enacted legislation on our business; the impact of federal and state regulations on our operations and financial performance; our ability to retain the services of key personnel, among other issues. . f orward - looking statements

□ t arget key shareholders, individuals, business owners, etc. – create advocates □ hire the best people □ create strong client r elationships □ build a strong brand □ commercial , retail & small business lending business strategy markets s evierville msa knoxville msa florida panhandle chattanooga msa

Source: Forbes, TimesFree Press, Chattanooga Chamber of Commerce c ompanies with p resence in sevier county

Source: Forbes, TimesFree Press, Chattanooga Chamber of Commerce c ompanies with p resence in k noxville area

Source: Forbes, TimesFree Press, Chattanooga Chamber of Commerce c ompanies with p resence in the florida panhandle

Source: Forbes, TimesFree Press, Chattanooga Chamber of Commerce c ompanies with p resence in chattanooga

□ c ompleted c ornerstone b ancshares merger in september 2015, and successfully combined the two banks on february 29, 2016 □ market c apitalization as of 3/31/16: $108MM □ issued $15 million in common stock □ paid off $15 million cornerstone p referred stock □ listed on nasdaq on December 21, 2015: ticker smbk highlights & accomplishments

n asdaq welcomes s martfinancial

b alance s heet highlights in thousands 303,912 328,071 464,212 507,702 533,714 1,023,963 233,661 230,014 308,824 310,943 359,523 727,715 258,527 278,423 403,985 447,466 454,807 858,483 - 200,000 400,000 600,000 800,000 1,000,000 1,200,000 2010 2011 2012 2013 2014 2015 Assets Loans Deposits Yearend Balances

net income in thousands $1,172 $1,739 $6,653 $2,672 $1,833 $1,510 $6,293 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 2010 2011 2012 2013 2014 2015 2016 Projected 2010 2011 2012 2013 2014 2015 2016 Projected ▪ 2016 Projected

Assets $1.02B TCE Ratio 8.24% Regulatory Leverage Ratio 9.74% Book Value per Share $15.47 Tangible Book Value per Share $14.29 ROA (Annualized) 0.54% ROE (Annualized) 5.29% Efficiency Ratio (Annualized) 77.3% LTM Net Interest Margin, TEY 4.02% NPAs/Assets 1.18% NPA Excl. Rest/Assets 0.82% LTM NCOs/Loans 0.02% Reserves/Loans 0.61% f inancial highlights as of 3/31/16 (1) (1) Numbers are referenced for the April 27, 2016 Earnings Release and contain Non GAAP information tennessee scale measured by assets ranked #10

	Top 20 Tennessee Banks	Headquarters	Holding Company	Total Assets	Total Deposits	Total Capital
1	First Tennessee Bank, National Association	Memphis	First Horizon National Corporation	26,771,369	20,453,547	2,965,853
2	Pinnacle Bank	Nashville	Pinnacle Financial Partners, Inc.	9,203,832	7,100,561	1,233,158
3	FirstBank	Nashville	FB Financial Corporation	2,853,057	2,478,422	282,497
4	Atlantic Capital Bank, National Association	Chattanooga	Atlantic Capital Bancshares, Inc.	2,724,599	2,294,102	331,263
5	Franklin Synergy Bank	Franklin	Franklin Financial Network, Inc.	2,298,608	1,954,394	229,187
6	Wilson Bank and Trust	Lebanon	Wilson Bank Holding Co.	2,065,700	1,827,267	227,464
7	First Farmers and Merchants Bank	Columbia	First Farmers and Merchants Corp.	1,298,843	1,142,093	121,450
8	First Citizens National Bank	Dyersburg	First Citizens Bancshares, Inc.	1,290,717	1,075,766	140,428
9	CapStar Bank	Nashville	CapStar Financial Holdings, Inc.	1,223,180	1,086,337	110,859
10	***SmartBank***	***Pigeon Forge***	***SmartFinancial, Inc.***	***1,012,629***	***863,258***	***96,119***
11	Independent Bank	Memphis	Independent Holdings, Inc.	986,822	825,881	106,871
12	Bank of Tennessee	Kingsport	BancTenn Corp.	984,101	803,023	91,623
13	Citizens National Bank	Sevierville	CNB Bancshares, Inc.	939,044	734,785	98,191
14	SouthEast Bank	Farragut	Educational Services of America, Inc.	924,922	834,585	82,824
15	First Volunteer Bank	Chattanooga	First Volunteer Corporation	908,926	803,588	94,680
16	F&M Bank	Clarksville	F&M Financial Corporation	888,326	702,513	110,784
17	Reliant Bank	Brentwood	Commerce Union Bancshares, Inc.	868,517	657,984	101,472
18	Landmark Community Bank	Collierville		851,806	688,330	71,027
19	Citizens Bank of Lafayette	Lafayette	Citizens Bancorp Investment, Inc.	851,477	694,499	89,840

SmartBank

SMARTBANK DEPOSIT MARKET SHARE SUMMARY Market Company Total Active Branches 2015 Company Total Deposits 2015 ($000) Company Total Deposit Market Share 2015 (%) Company YoY Deposit Growth 2015 (%) Compan y 5 - Year Deposit CAGR 2015 (%) Market Total Active Branche s 2015 Market Total Deposits 2015 ($000) Market YoY Deposit Growth 2015 (%) Market 5 - Year Deposit CAGR 2015 (%) Sevier, TN 3 368,164 17.61 8.45 9.35 53 2,090,818 1.53 (3.47) Knox, TN 2 51,162 0.50 25.96 22.31 158 10,236,101 3.98 2.59 Hamilton, TN 5 331,873 4.56 0.07 (3.74) 105 7,277,315 8.47 2.39 Okaloosa, FL 1 56,935 1.59 1.19 (14.32) 73 3,590,539 8.48 1.06 Escambia, FL 1 6,939 0.18 14.88 (20.31) 62 3,889,939 6.20 (1.31) Total 12 815,073 2.71 5.30 (0.54) 504 27,084,712 5.09 1.39

I. s cale continue to grow organically & through strategic m & a II. market cap increase market cap & liquidity of stock III. earnings push toward top of peer returns IV. diversify revenue prioritize new revenue sources & non - interest income financial goals

Opportunity to Create a Regional Southeastern Community Bank Tremendous Opportunity to Gain Dislocated Customers from Recent M&A Deals Attractive Demographics and Growth Opportunities in All Markets High Percentage of Deposit Base is Low - Cost Transaction Accounts Strong Asset Quality Excellent Management Team with Multiple Decades of Combined Banking Experience Critical Size of Plus $1 Billion in Assets Tremendous Organic Loan Growth

83% 95% 105% 134% 176% 150% 14.2x 12.4x 13.9x 14.7x 15.8x 14.1x 0x 4x 8x 12x 16x 20x 0% 50% 100% 150% 200% < $250M $250M - $500M $500M - $1B $1B - $5B $5B - $10B > $10B Price / LTM EPS Price / Tangible Book Value Price / Tangible Book Value Price / LTM EPS Price / Tangible Book Value and Price / LTM EPS Multiples Source: SNL Financial; market data as of April 8, 2016

356 451 523 435 441 449 475 334 253 249 208 261 267 265 294 278 142 109 174 143 216 222 282 276 67 181 50 15 8 6 1 3 8 7 4 11 3 4 0 0 3 26 140 157 92 51 24 18 8 1 2.5% 3.3% 4.0% 3.5% 3.7% 3.9% 4.3% 3.2% 2.5% 2.5% 2.2% 2.8% 2.9% 3.0% 3.3% 3.2% 1.7% 1.3% 2.2% 1.9% 2.9% 3.1% 4.1% 4.2% 3.8% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 0 50 100 150 200 250 300 350 400 450 500 550 600 650 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 # of M&A Transactions Bank Failures Acquisitions / Institutions Acquisitions as a % of the Number of Institutions at the Beginning of the Year Note: 2016 acquisition % is annualized. Source: SNL Financial; analysis includes all U.S. depository M&A deals, excludes terminated deals; data as of April 1, 2016 stock price out performed peers the last 12 months